PROXY


                               ___________ SERIES


                                       OF
                              SECURITY FIRST TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                January 26, 2001


         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Series of Security First Trust ("Trust") hereby appoints Elizabeth M. Forget, James A. Shepherdson, III and Richard C. Pearson, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Trust to be held on January 26, 2001 at the offices of Met Investors Series Trust, 610 Newport Center Drive, Suite 1350, Newport Beach, California 92660 at 10:30 a.m., local time, and at any adjournment thereof ("Meeting"), as follows:


     1. To approve an Agreement and Plan of Reorganization whereby _________ Portfolio, a series of Met Investors Series Trust, will (i) acquire all of the assets of _________ Series, a series of the Trust; and (ii) assume all of the identified liabilities of the Trust's __________ Series.

            FOR  [     ]    AGAINST  [       ]     ABSTAIN  [       ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                            Dated:                       , 2001
                                                  ----------------------

                                           Security First Life Insurance Company

                                            Name of Insurance Company

                                            Name and Title of Authorized Officer

                                            Signature of Authorized Officer

                   SERIES
------------------

Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Series:

                    EVERY CONTRACT OWNER'S VOTE IS IMPORTANT!

                    PLEASE SIGN, DATE AND RETURN YOUR VOTING

                               INSTRUCTIONS TODAY!

          VOTING INSTRUCTIONS TO SECURITY FIRST LIFE INSURANCE COMPANY


                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
               SECURITY FIRST TRUST TO BE HELD ON JANUARY 26, 2001

                   VOTING INSTRUCTIONS SOLICITED ON BEHALF OF

                      SECURITY FIRST LIFE INSURANCE COMPANY

The undersigned hereby instructs Security First Life Insurance Company (the "Company") to vote all shares of the Series of SECURITY FIRST TRUST (the "Trust") listed on the reverse side of this card and represented by units held by the undersigned at a special meeting of shareholders of the Trust to be held at 10:30 a.m., local time, on January 26, 2001, at the offices of Met Investors Series Trust, 610 Newport Center Drive, Suite 1350, Newport Beach, California 92660 and at any adjournment thereof, as indicated on the reverse side. In its discretion, the Company is authorized to vote upon such other matters as may properly come before the meeting.

         RECEIPT OF THE NOTICE(S) OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT(S), AS APPLICABLE, IS HEREBY ACKNOWLEDGED.

                        VOTE VIA THE INTERNET:  https:// vote.proxy-direct.com
                           VOTE VIA  FAX:  1-888-796-9932
                                      ===================
                           CONTROL NUMBER:  999 9999 9999 999

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.


                                                  Signature

                                                  Signature (if held jointly)


                                                   Date

                            (Please see reverse side)

UNITS HELD ON BEHALF OF THE CONTRACT OWNER WILL BE VOTED AS INDICATED BELOW OR FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.

IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE COMPANY SHALL VOTE FOR ALL THE PROPOSALS. IF THIS INSTRUCTION CARD IS NOT RETURNED OR IS RETURNED UNSIGNED, THE COMPANY SHALL VOTE YOUR SHARES IN THE SAME PROPORTION AS IT VOTES THE SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS.

PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.  EXAMPLE:  |X|
==================================================================


SERIES                              UNITS                     SERIES                             UNITS
======                              =====                     ======                             =====
BlackRock Equity                                     Neuberger Berman Bond
================                                     =====================
BlackRock U.S. Govt Income                           T. Rowe Price Growth and Income
==========================                           ===============================



THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:
=========================================== ======================


         1. To approve an Agreement and Plan of Reorganization whereby the acquiring Portfolio (as named below), a series of Met Investors Series Trust, will (i) acquire all of the assets of the Series listed below, a series of the Trust, and (ii) assume the identified liabilities of the Trust's Series listed below, substantially as described in the accompanying Prospectus/Proxy Statement(s).

Mark|_| To Vote All FOR; or |_| To Vote All AGAINST; or |_| To ABSTAIN From Voting For All; or Vote Separately by Series Below.

                                                                                                FOR    AGAINST   ABSTAIN

BlackRock Equity Series             To be Acquired by BlackRock Equity Portfolio                 |_|      |_|     |_|
=======================             ============================================

BlackRock U.S. Govt Income Series   To be Acquired by BlackRock U.S. Govt Income Portfolio       |_|      |_|      |_|
=================================   ======================================================


Neuberger Berman Bond Series        To be Acquired by J.P. Morgan Quality Bond Portfolio         |_|      |_|       |_|
============================        ====================================================


T. Rowe Price Growth and Income Series      To be Acquired by Lord Abbett Growth and Income Portfolio  |_|  |_|     |_|
======================================      =========================================================




IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING OR FAXING
=============================================================================